UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2015, Infinity Property and Casualty Corporation (the “Company”) announced that Robert H. Bateman would be appointed as Executive Vice President and Chief Financial Officer of the Company effective October 19, 2015. A copy of the press release relating to Mr. Bateman’s appointment is attached hereto as Exhibit 99.

Since 2013, Mr. Bateman, 48, has served as Executive Vice President and Chief Financial Officer of COUNTRY Financial. From 2004 to 2013, he served in various capacities with Hartford Financial Services Group, Inc., including Senior Vice President and Corporate Controller from 2012 to 2013 and Senior Vice President and Chief Financial Officer, Commercial Markets from 2010 to 2012.

The Company anticipates entering into a written employment agreement, in a form substantially similar to the employment agreements that the Company has entered into with its other named executive officers, with Mr. Bateman when his employment with the Company commences. The Company will disclose the terms of any such agreement in a subsequent filing on Form 8-K. Mr. Bateman has no material interests in any transactions, relationships, or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99    Press release dated September 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY
CORPORATION

By:/s/ Samuel J. Simon
Name:    Samuel J. Simon

Title:	Executive Vice President and General Counsel
Date: September 22, 2015